Exhibit 99.1

Rekor Systems Reports Full Year 2025 Results

Company Reduced Adjusted EBITDA Loss by 38%, as a Result of YoY Revenue Growth and Expanded Margin

COLUMBIA, MD – March 31, 2026 – Rekor Systems, Inc. (NASDAQ: REKR), ("Rekor" or the "Company"), a leader in developing and implementing cutting-edge roadway intelligence systems, today reported financial and operational results for the full year ended December 31, 2025, highlighting a year of disciplined execution, operational efficiency, and strategic repositioning.

“2025 was a transformative year for Rekor,” said Joseph Nalepa, Rekor’s Chief Financial Officer. “The maturity of our development efforts has enabled us to make a deliberate shift to operate as a pragmatic, product-focused business. That discipline has resulted in a stronger, leaner company with a clear path to sustainable profitability.”

Financial Highlights

●	Revenue increased approximately 5% year-over-year, reflecting steady top-line growth despite a strong prior-year comparison.
●	Gross margins expanded to 56%, up from 49% in 2024, driven by a focus on higher-value, recurring revenue streams.
●	Adjusted EBITDA loss reduced by approximately 38%, reflecting successful cost alignment and operational efficiencies.
●	Achieved positive operating cash flow in Q4 2025, marking the Company’s first quarter of cash inflow from operations.

Operational Highlights

Reduced non-recurring engineering spending and aligned cost structure with current revenue scale.

●	Drove further efficiency with the integration of our STS and ATD subsidiaries, eliminating legacy complexity and unlocking operational synergies.
●	On-shored Rekor Command® engineering and product operations to the United States, improving customer coordination, responsiveness, and service delivery.

This resulted in enhanced customer service and product responsiveness, with transportation agencies reporting faster turnaround times and improved engagement.

●	Secured a landmark patent for “Incident-Based” data retention, replacing outdated ALPR and vehicle dragnets with privacy-sensitive intelligent storage.
●	Announced plans to launch Rekor Labs, a new subsidiary pioneering a suite of patented products to identify synthetically created and modified media.

These initiatives have strengthened collaboration across product, engineering, and customer success teams while improving overall operational performance.

Strategic Highlights

Rekor also made significant progress in positioning the Company for scalable growth

●	Transitioned from a development-heavy theoretical model to a product-first portfolio, with Rekor Scout®, Rekor Discover®, and Rekor Command® fully commercialized
●	Shifted engineering focus from large-scale development to product maintenance and targeted enhancements, enabling a planned significant reduction in R&D spend
●	Increased Remaining Performance Obligations for Georgia Department of Transportation-related work, adding multi-year contracted revenue visibility

Year Ended December 31, 2025 Financial Results

This section highlights the changes for the year ended December 31, 2025, compared to the year ended December 31, 2024.

Revenues and Cost of Revenue, excluding Depreciation and Amortization

	Year ended December 31,		Change
	2025	2024	$	%
	(Dollars in thousands, except percentages)
Revenue	$48,450	$46,028	$2,422	5%
Cost of revenue, excluding depreciation and amortization	21,379	23,344	(1,965)	-8%
Adjusted Gross Profit	$27,071	$22,684	$4,387	19%
Adjusted Gross Margin	55.9%	49.3%	6.6%	13%

The increase in revenue for the year ended December 31, 2025, compared to the year ended December 31, 2024, was primarily attributable to our Public Safety product line.

During the year ended December 31, 2025, revenue attributable to our Public Safety product line was $17,401,000 compared to $14,807,000 for the year ended December 31, 2024. This increase was primarily due to higher perpetual license sales in 2025.

For the year ended December 31, 2025, cost of revenue, excluding depreciation and amortization decreased compared to prior year primarily due to a favorable revenue mix of software versus hardware, which resulted in higher margins from increased software license sales.

Adjusted Gross Margin is a non-GAAP financial measure calculated as Adjusted Gross Profit divided by revenue and should not be considered in isolation from, or as a substitute for, GAAP financial measures.

Loss from Operations

	Year ended December 31,		Change
	2025	2024	$	%
Loss from operations	$(28,886)	$(54,323)	$25,437	-47%

Loss from operations for the year ended December 31, 2025, compared to the year ended December 31, 2024, improved primarily due to our continued revenue growth while reducing payroll and payroll-related costs as a result of cost containment efforts intended to conform to current operations.

Additionally, approximately $6,460,000 of the improvement was related to a reduction in asset impairment costs in fiscal year 2025 compared to 2024.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties to evaluate a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. These non-GAAP measures should not be considered in isolation from, or as a substitute for, GAAP measures.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Year ended December 31,
	2025	2024
Net loss	$(31,460)	$(61,410)
Provision for income taxes	42	45
Interest expense, net	2,297	2,645
Depreciation and amortization	6,258	9,493
EBITDA	$(22,863)	$(49,227)

Share-based compensation	2,908	4,829
Loss on extinguishment of debt	-	4,693
Asset impairment charges	3,754	10,214
Loss on offering costs - Prepaid Advance	-	888
Loss on settlement of Prepaid Advance	-	900
Gain on the sale of Global Public Safety	-	(1,500)
(Gain) loss due to the remeasurement of the STS Earnout and Contingent Consideration, net	(1,900)	100
Adjusted EBITDA	$(18,101)	$(29,103)

The Company will host its earnings conference call today at 4:30 p.m. ET to discuss its financial and operating results.

CONFERENCE CALL INFORMATION

Any person interested in participating in the call should please dial in approximately 10 minutes before the start of the call using the following information:

North America: Participant Dial-In: 877-407-8037 / +1 201-689-8037

Click here for participant International Toll-Free access numbers

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=B6zEm1IS

REPLAY INFORMATION

A replay will be available online approximately two hours after the live call for two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13759242

Replay Duration: two weeks.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and other advanced technologies. Our solutions provide actionable insights to government agencies and businesses in a secure, collaborative, privacy-protected environment that drives the world to be safer and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Rekor Systems, Inc. that involve substantial risks and uncertainties, including particularly statements regarding our future results of operations and financial position, business strategy, prospective products and services, timing and likelihood of success, plans and objectives of management for future operations and future results of current and anticipated products and services. These statements involve uncertainties, such as known and unknown risks, and are dependent on other important factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance or achievements we express or imply. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date they are made and are subject to a number of risks, uncertainties and assumptions described under the sections in our Annual Report on Form 10-K for the year ended December 31, 2025 entitled "Risk Factors" and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this Press Release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The forward-looking statements in this Press Release do not reflect the potential impact of any divestiture, merger, acquisition, or other business combination that had not been completed as of the date of this filing. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are qualified in their entirety by reference to the risks discussed in our SEC filings. This cautionary statement also applies to any forward-looking statements made during the conference call referenced herein. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Joseph Nalepa

Chief Financial Officer

Phone: +1 (410) 762-0800

jnalepa@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$16,566	$5,013
Restricted cash	297	316
Accounts receivable, net	8,770	7,232
Inventory	3,072	4,297
Note receivable, current portion	198	340
Other current assets	1,825	2,732
Total current assets	30,728	19,930
Long-term assets
Property and equipment, net	8,632	11,048
Right-of-use operating lease assets, net	4,716	9,348
Right-of-use financing lease assets, net	1,634	2,317
Goodwill	24,313	24,313
Intangible assets, net	13,250	14,450
Note receivable, long-term	-	142
Deposits	2,114	927
Total long-term assets	54,659	62,545
Total assets	$85,387	$82,475
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	4,362	4,330
Notes payable, current portion	-	1,000
Series A Prime Revenue Sharing Notes, net of debt discount of $131 and $0, respectively	9,869	-
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $66 and $0, respectively	4,934	-
Loans payable, current portion	83	79
Lease liability operating, short-term	2,720	2,310
Lease liability financing, short-term	787	900
Contract liabilities	4,604	3,439
Liability for ATD Holdback Shares	-	1,036
Other current liabilities	1,729	5,129
Total current liabilities	29,088	18,223
Long-term liabilities
Series A Prime Revenue Sharing Notes, net of debt discount of $0 and $263, respectively	-	9,737
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $0 and $132, respectively	-	4,868
Loans payable, long-term	112	194
Lease liability operating, long-term	10,570	12,371
Lease liability financing, long-term	665	977
Contract liabilities, long-term	1,402	1,298
Deferred tax liability	93	79
Other long-term liabilities	587	587
Total long-term liabilities	13,429	30,111
Total liabilities	42,517	48,334
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of December 31, 2025 and December 31, 2024, respectively. No preferred stock was issued or outstanding as of December 31, 2025 or 2024, respectively.	-	-
Common stock, $0.0001 par value; authorized; 300,000,000 shares; issued: 136,791,826 shares at December 31, 2025 and 104,700,593 at December 31, 2024; outstanding: 136,477,697 shares at December 31, 2025 and 104,541,073 at December 31, 2024	13	10
Treasury stock - at cost, 314,129 and 159,520 shares as of December 31, 2025 and 2024, respectively	(900)	(711)
Additional paid-in capital	335,310	294,935
Accumulated deficit	(291,553)	(260,093)
Total stockholders’ equity	42,870	34,141
Total liabilities and stockholders’ equity	$85,387	$82,475

REKOR SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

	Year ended December 31,
	2025	2024
Revenue	$48,450	$46,028
Cost of revenue, excluding depreciation and amortization	21,379	23,344

Operating expenses:
General and administrative expenses	25,177	30,676
Selling and marketing expenses	6,172	7,858
Research and development expenses	14,596	18,766
Asset impairment charges	3,754	10,214
Depreciation and amortization	6,258	9,493
Total operating expenses	55,957	77,007

Loss from operations	(28,886)	(54,323)
Other income (expense):
Loss on extinguishment of debt	-	(4,693)
Interest expense, net	(2,297)	(2,645)
(Loss) gain on remeasurement of ATD Holdback Shares	(120)	599
Loss on offering costs - Prepaid Advance	-	(888)
Loss on settlement of Prepaid Advance	-	(900)
Gain on the sale of Global Public Safety	-	1,500
Other expense, net	(115)	(15)
Total other expense, net	(2,532)	(7,042)
Loss before income taxes	(31,418)	(61,365)
Provision for income taxes	42	45
Net loss	$(31,460)	$(61,410)
Loss per common share - basic and diluted	$(0.26)	$(0.71)
Weighted average shares outstanding
Basic and diluted	119,667,774	86,717,724